Exhibit 11

                               CREE RESEARCH, INC.

                                   EXHIBIT 11
                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                    (in thousands, except per share amounts)


                                                                               For the Three Months Ended
                                                            September 28, 1997                       September 30, 1996
                                                   --------------------------------------   --------------------------------------

                                                       Primary           Fully Diluted           Primary           Fully Diluted
                                                   -----------------   ------------------   -----------------    -----------------
Weighted Average Shares Outstanding:
       Common Stock                                          12,609               12,609              12,282               12,282
       Shares Available Under Options
          and Warrants                                          799                  849                 753                  786
                                                   -----------------   ------------------   -----------------    -----------------
Weighted Average Common and Common
  Equivalent Shares Outstanding                              13,408               13,458              13,035               13,068
                                                   =================   ==================   =================    =================

Net Income                                                    1,169                1,169               1,906                1,906
                                                   =================   ==================   =================    =================
Earnings per Share                                           $ 0.09               $ 0.09              $ 0.15               $ 0.15
                                                   =================   ==================   =================    =================



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